AMENDMENT TO MARKETING AND DISTRIBUTION AGREEMENT

           The effective date of this Amendment will be July 12, 2000.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties to that certain Marketing and Distribution Agreement, effective date December 31, 1997, and its associated extensions and amendments (hereinafter collectively called the Agreement), between the ORTHOLOGIC CORP. (OrthoLogic) and CHRYSALIS BIOTECHNOLOGY, INC. (Chrysalis), hereby agree to amend the Agreement in the following respects, to-wit.

WHEREAS, it is the desire of OrthoLogic and Chrysalis to expand the territory for OrthoLogic marketing and distribution of Chrysalin(TM) for fracture healing to worldwide and to license worldwide marketing and distribution rights for use of Chrysalin(TM) in other orthopedic hard tissue applications, and

WHEREAS, it is the desire of Chrysalis to grant and of OrthoLogic to acquire an Option to license orthopedic soft tissue applications for worldwide marketing and distribution,

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows with reference to specific numbered items within the Agreement:

                            I. BACKGROUND AND PARTIES

1.1 CHRYSALIS. Chrysalis BioTechnology, Inc. ("CHRYSALIS") is a Delaware corporation, having a principal place of business at 2200 Market, Suite 600, Galveston, Texas 77550.

1.2 ORTHOLOGIC. OrthoLogic Corp. ("ORTHOLOGIC") is a Delaware corporation, having a principal place of business at 1275 West Washington Street, Tempe, Arizona 85281.

PARAGRAPH  2.7 OF THE  AGREEMENT  IS HEREBY  REPLACED  WITH THE  FOLLOWING:

                           II. ADDITIONAL DEFINITIONS

2.7 "FIELD OF USE" shall mean the use of the Technology Rights in one or more of the indications described in paragraphs 2.7.1-2.7.3 below under the terms and conditions of this Amendment.

2.7.1 "ORTHOPEDIC FRACTURE INDICATION" shall be limited to the human use of the Technology Rights in connection with the treatment of fractures.

2.7.2 "ORTHOPEDIC HARD TISSUE INDICATIONS" shall be limited to the human use of the Technology Rights in connection with repair, grafting, or filling

************Text has been omitted pursuant to a confidentiality request. Omitted text has been filed with the Securities & Exchange Commission.

        of gaps in bone that may result from trauma, non-unions, surgical removal of bone, or need to fuse two or more bone segments. Thus, these indications will include treatment of segmental bone defects and spine fusion. Excluded uses of the Technology Rights shall include, but shall not be limited to, dental and oral applications.

2.7.3 "ORTHOPEDIC SOFT TISSUE INDICATIONS" shall be limited to the human use of the Technology Rights in connection with treatment and repair of damage to meniscus, cartilage, tendons and ligaments, coating or preparation of bone or joint implants, and to treatment aimed to directly affect disk repair.

PARAGRAPHS 2.11 AND 2.12 ARE ADDED AS FOLLOWS:

2.11 "TERRITORY" Worldwide for (1) currently licensed Orthopedic Fracture Indications, (2) Orthopedic Hard Tissue Indications, and (3) Orthopedic Soft Tissue Indications. OrthoLogic's right to market products outside of the United States ("International Rights") is based on OrthoLogic meeting the following conditions. Failure to meet the following conditions would lead to forfeiture of all International Rights for all applications within the Field of Use.

2.11.1. OrthoLogic shall elect a "Marketing Partner" based on the Marketing Partner's qualifications, to include significant international marketing and sales capability to orthopedic products along with the ability and resources to rapidly initiate clinical trials in Europe and Asia.

2.11.2. ************

2.12 "RIGHTS"shall mean the rights described in paragraphs 2.12.1 to 3.12.3 below.

2.12.1 "RIGHT TO MARKET AND DISTRIBUTE" OrthoLogic and its Marketing Partner shall have the Right to Market and Distribute products within the Field of Use in the Licensed Territory. 2.12.2 "RIGHT TO LIMITED END-PRODUCT MANUFACTURE" OrthoLogic and its Marketing Partner shall have the Right to undertake Limited End-product Manufacturing as per the Agreement, but not the right to manufacture Chrysalis peptides (except for the allowances in Section IX). 2.12.3 "RIGHT TO DISTRIBUTE THROUGH 3RD PARTIES" OrthoLogic or their Marketing Partner shall have the right to distribute products for use in Field of Use in the Territory through third party distributors subject to the terms of 2.11. As per Agreement, all sales and distributions by Marketing Partner or 3rd Party distributors will be treated for royalty purposes as if they were sold directly by OrthoLogic.

          PARAGRAPH IV OF THE AGREEMENT IS HEREBY MODIFIED AS FOLLOWS:

************Text has been omitted pursuant to a confidentiality request. Omitted text has been filed with the Securities & Exchange Commission.

                                                                          Page 2
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                         IV. OPTION GRANTS AND PAYMENTS

(e)(i-iii)-Unchanged.

(e)(iv) Within 3 days of the Effective Date of this Agreement, OrthoLogic will pay $2 million by direct wire transfer to Chrysalis for the exclusive Rights to Chrysalin(TM) for Orthopedic Hard Tissue Indications within the Territory, subject to the conditions in Sections 2.11.1 and 2.11.2 and payment of the milestone payments herein.

(e)(v) Upon execution of this Amendment, OrthoLogic will initiate an aggressive development program for Chrysalin(TM) use in segmental bone defect filling and spine fusion indications in collaboration with Chrysalis. OrthoLogic shall pursue the following milestones with Reasonable Efforts, and make the following payments to Chrysalis upon the occurrence of the events set forth below or to extend the time for achieving the events, so long as OrthoLogic, one of its Affiliates, or a sublicensing partner, is still proceeding with the license or licenses contemplated by each such payment.

         SPINE FUSION MILESTONES:

         1)       ************
         2)       ************
         3)       ************

         OTHER ORTHOPEDIC HARD TISSUE INDICATION MILESTONES:

         4)       ************
         5)       ************

(e)(vi) Upon execution of the Amendment, Chrysalis will grant OrthoLogic a ************ option for rights to Orthopedic Soft Tissue Indications. OrthoLogic will have the right to execute its Option at any time within ************ of the Effective Date of this Amendment by making a ************ payment to Chrysalis. ************ Upon exercise of the option for Orthopedic Soft Tissue Indications, OrthoLogic will initiate an aggressive development program for at lease one of the Orthopedic Soft Tissue Indications in collaboration with Chrysalis.

If OrthoLogic exercises its option for the rights to Orthopedic Soft Tissue Indications, then it shall be responsible for the payment of the following milestones to Chrysalis:

         1)       ************
         2)       ************
         3)       ************

(e)(vii) If OrthoLogic retains its International Rights, subject to the terms of 2.11, OrthoLogic and its Marketing Partner will pursue with Reasonable Efforts the initiations of clinical trials in Europe

************Text has been omitted pursuant to a confidentiality request. Omitted text has been filed with the Securities & Exchange Commission.

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
and Asia and other steps required to obtain regulatory approval to market products for Fracture healing, Orthopedic Hard Tissue, and (if exercising its option) Orthopedic Soft Tissue Indications in Europe, Asia, and other major markets within the Territory. The following milestones will be paid upon achievement of such marketing approvals.

         a)       ************
         b)       ************
         c)       ************

(f)  unchanged.

(g)  deleted.

(h);(i)  unchanged.

(j) OrthoLogic will not promote and will use reasonable efforts to discourage the use of any Chrysalis Product for Indications outside of the licensed Field of Use. It will also use reasonable efforts to insure that commercial embodiments or formulations using Chrysalis Product will be so formulated to focus the product use for the licensed Indication. Chrysalis will have input into all formation decisions whether or not Chrysalis is involved in the manufacturing of the final formation.

PARAGRAPH 5.2 IS ADDED AFTER ROYALTY RATE TABLE AS FOLLOWS:

5.2 CATEGORIES OF NET SALES. For the purpose of calculating royalties due to Chrysalis if OrthoLogic exercised its option for Rights to Orthopedic Soft Tissue Indications all sales of products for Orthopedic Soft Tissue Indications shall be separated from sales of Fracture and Orthopedic Hard Tissue Indications. ************

************

In the event that a given product is sold for indications in both categories, its sales will be calculated in total in the category that has the lower total Net Sales for the royalty period.

PARAGRAPH 5.2 BECOMES 5.3:

SECTION "VI" IS AMENDED AS FOLLOWS:

6.1 REPORTS. Last sentence to end . . . . specified by Sections 5.1 through 5.3.

PARAGRAPH 8.2 IS AMENDED TO ADD:

************Text has been omitted pursuant to a confidentiality request to the Securities and Exchange Commission. Omitted text has been filed with the Securities and Exchange Commission.

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
          a) If OrthoLogic or its Marketing Partners chooses to have Chrysalis provide Chrysalin in a commercial formulation that includes a matrix, encapsulation, or specific delivery vehicle for Fractures, hard Orthopedic Tissue or Soft Orthopedic Tissue Indications, an additional component to the transfer cost will be added to cover the additional manufacturing cost of the new formulation,************.

PARAGRAPH XVI "GENERAL" IS RENUMBERED AS PARAGRAPH XVII.  THE NEW
PARAGRAPH XVI IS AS FOLLOWS:

                           XVI. INTELLECTUAL PROPERTY

It is anticipated that development programs may result in the creation of intellectual property (IP) based on usage, dose, and/or specific formulations of Chrysalin(TM) or related peptides or Technology Improvements. Chrysalis will retain rights to any and all patents resulting from development programs using TP508 or related peptides regardless of inventorship. Where such patents extend the exclusive right to manufacture, sell, or use TP508or related peptides for Orthopedic Indications in the Field, the additional patent protection will likewise extend the term of the original and amended agreement and obligations of OrthoLogic, its partners or successors, to purchase TP508 and related peptides from Chrysalis and pay Royalties to Chrysalis. In addition, Chrysalis will retain the following rights:

1. SOLE OR JOINTLY DEVELOPED IP. Any and all patents resulting from IP jointly developed by Chrysalis (or Chrysalis/UTMB) personnel and OrthoLogic or OrthoLogic Partner scientists will be assigned to Chrysalis (or UTMB) without fee and will be filed and prosecuted either by or in consultations with Chrysalis IP Counsel.

2. ORTHOLOGIC (OR PARTNER) IP (NO CHRYSALIS/UTMB INVENTORSHIP). All inventions related to the Chrysalin(TM)/TO508 technology will be promptly reported to Chrysalis. Any resulting patents related to or contributing to products for Licensed Indications will be assigned to Chrysalis without fee. Any patents resulting from IP that uses the Chrysalin(TM)/TP508 technology, but is specific to applications outside of the Licensed Indications may be owned and patented by OrthoLogic or Partner, but right of first refusal for licensing such new IP will be granted to Chrysalis. The assignment of patents alone under this condition would not give Chrysalis use of OrthoLogic or Partner proprietary matrix or delivery products without additional license agreements.

************Text has been omitted pursuant to a confidentiality request to the Securities and Exchange Commission. Omitted text has been filed with the Securities and Exchange Commission.

All of the terms and conditions of the Agreement shall remain unchanged except as specified above.

SIGNED in multiple originals this the __ day of __________, 2000.

                                        ORTHOLOGIC CORP.


                                        By:
                                            ------------------------------------
                                                   Tom Trotter, President


                                        CHRYSALIS BIOTECHNOLOGY, INC.


                                        By:
                                            ------------------------------------
                                                Darrell H. Carney, President


************Text has been omitted pursuant to a confidentiality request to the Securities and Exchange Commission. Omitted text has been filed with the Securities and Exchange Commission.

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